EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Realty Income Corporation:

        We consent to the incorporation by reference in Registration Statement Nos. 333-80821 and 333-102073 on Form S-3 of Realty Income Corporation and to the incorporation by reference in Registration Statement Nos. 033-95708 and 333-102080 on Form S-8 of Realty Income Corporation of our report dated
January 24, 2003, except as to the third paragraph of Note 5, which is as of March 1, 2003, with respect to the consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related
Schedule III, which report appears in the December 31, 2002, annual report on Form 10-K of Realty Income Corporation.



                                     /s/ KPMG LLP
                                    ------------------------------------------
                                    KPMG LLP

San Diego, California
March 4, 2003